                                                                    EXHIBIT 24.1

                         POWER OF ATTORNEY OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS:

         Each of the undersigned directors of Applied Materials, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints James C. Morgan, Joseph R. Bronson and Joseph J. Sweeney and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement or Registration Statements on Form S-8 or other appropriate form, under the Securities Act of 1933, as amended, relating to 300,000 shares of common stock of the Company issuable under a restricted stock agreement between the Company and Michael R. Splinter and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand on the date indicated below.

       /s/ Michael H. Armacost                        May 14, 2003
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         Michael H. Armacost

      /s/ Deborah A. Coleman                          May 12, 2003
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          Deborah A. Coleman

     /s/ Herbert M. Dwight, Jr.                       May 10, 2003
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        Herbert M. Dwight, Jr.


      /s/  Philip V. Gerdine                          May 10, 2003
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          Philip V. Gerdine

         /s/  Paul R. Low                             May 14, 2003
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            Paul R. Low

         /s/  Dan Maydan                              May 13, 2003
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              Dan Maydan

         /s/ Steven L. Miller                         May 12, 2003
-----------------------------------------
           Steven L. Miller

          /s/ James C. Morgan                         May 12, 2003
-----------------------------------------
           James C. Morgan

         /s/ Gerhard H. Parker                        May  9, 2003
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          Gerhard H. Parker

           /s/ Stan Shih                              May 12, 2003
-----------------------------------------
              Stan Shih

          /s/ Sasson Somekh                           May 12, 2003
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            Sasson Somekh

                                                      May   , 2003
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         Michael R. Splinter

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